Exhibit 4
GREENVILLE FEDERAL FINANCIAL CORPORATION
690 Wagner Avenue
Greenville, Ohio 45331
September 28, 2009
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
Re: Greenville Federal Financial Corporation — Form 10-K for fiscal year ended June 30, 2009
Ladies and Gentlemen:
Greenville Federal Financial Corporation is today filing an Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as executed on September 28, 2009.
Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Greenville Federal Financial Corporation hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. No such instrument represents long-term debt in excess of 10% of the total assets of Greenville Federal Financial Corporation and its subsidiaries on a consolidated basis.
Very truly yours,
/s/ Jeff D. Kniese
President and Chief Executive Officer